Exhibit 99.1
Dycom Industries, Inc. (NYSE: DY) Q2 2023 Results Conference Call August 24, 2022 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, President, Chief Executive Officer & Director, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Adam Thalhimer, Analyst, Thompson, Davis & Company, Inc.
Alex Rygiel, Analyst, B Riley Securities, Inc.
Brent Thielman, Analyst, D.A. Davidson & Co.
Eric Luebchow, Analyst, Wells Fargo Securities, LLC
Noelle Dilts, Analyst, Stifel, Nicolaus & Company, Inc.
Sean Eastman, Analyst, KeyBanc Capital Markets, Inc.
Steven Fisher, Analyst, UBS Securities LLC

MANAGEMENT DISCUSSION SECTION

Operator
Good day, and thank you for standing by. Welcome to the Dycom Industries, Inc. Second Quarter Results Conference Call. At this time, all participants are in a listen-only mode. After the speakers’ presentation, there will be a question-and-answer session. [Operator Instructions]. Please be advised that today's conference is being recorded. I would now like to hand the conference over to your host today, Mr. Steven Nielsen, President and Chief Executive Officer. Please go ahead.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Thank you, Operator. Good morning everyone. I’d like to thank you for attending this conference call to review our second quarter fiscal 2023 results.

Going to Slide 2. During this call we will be referring to a slide presentation which can be found on our website’s investor center main page. Relevant slides will be identified by number throughout our presentation. Today we have on the call Drew DeFerrari, our Chief Financial Officer and Ryan Urness, our General Counsel. Now I will turn the call over to Ryan Urness.

Ryan F. Urness
Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.
Thank you, Steve. All forward-looking statements made during this call are provided pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all comments reflecting our expectations, assumptions or beliefs about future events or performance that do not relate solely to historical periods. Forward-looking statements are subject to risks and uncertainties which may cause actual results to differ materially from our current projections, including those risks described in our annual report on Form 10-K filed March 4, 2022 together with our other filings with the US Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. Steve?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Thanks, Ryan. Now, moving to Slide 4 and a review of our second quarter results. As we review our results, please note that in our comments today, and in the accompanying slides, we reference certain Non-GAAP measures. We refer you to the Quarterly Reports section of our website for a reconciliation of these Non-GAAP measures to their corresponding GAAP measures.

Now for the quarter. Revenue was $972.3 million, an organic increase of 23.5%. As we deployed gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from 3 of our top 5 customers. Gross margin was 17.9% of revenue and increased 63 bps compared to the second quarter of fiscal 2022. Improved operating performance of 122 bps in the second quarter was partially offset by 59 bps of higher fuel costs.

General and administrative expenses were 7.5% of revenue. And all of these factors produced Adjusted EBITDA of $104.7 million, or 10.8% of revenue, and earnings per share of $1.46, compared to $0.59 in the year ago quarter. Liquidity was solid at $366.3 million improving sequentially. And during the quarter we repurchased 104,000 shares for $10.0 million.

Now Going to Slide 5. Today major industry participants are constructing or upgrading significant wireline networks across broad sections of the country. These wireline networks are generally designed to provision gigabit network speeds to individual consumers and businesses either directly or wirelessly using 5G technologies.

Industry participants have stated their belief that a single high-capacity fiber network can most cost effectively deliver services to both consumers and businesses, enabling multiple revenue streams from a single investment. This view is increasing the appetite for fiber deployments, and we believe that the industry effort to deploy high-capacity fiber networks continues to meaningfully broaden the set of opportunities for our industry.

Increasing access to high-capacity telecommunications continues to be crucial to society, especially in rural America. The Infrastructure Investment and Jobs Act includes over $40 billion for the construction of rural communications networks in unserved and underserved areas across the country. This represents an unprecedented level of support. In addition, substantially all states are commencing programs that will provide funding for telecommunications networks even prior to the initiation of funding under the Infrastructure Act.

We are providing program management, planning, engineering and design, aerial, underground, and wireless construction and fulfillment services for gigabit deployments. These services are being provided across the country in numerous geographic areas to multiple customers.

These deployments include networks consisting entirely of wired network elements and converged wireless/wireline multi-use networks. Fiber network deployment opportunities are increasing in rural America as new industry participants respond to emerging societal initiatives.

We continue to provide integrated planning, engineering and design, procurement and construction and maintenance services to several industry participants.

Macro-economic effects and supply constraints may influence the near-term execution of some customer plans. Broad increases in demand for fiber optic cable and related equipment may cause delivery volatility in the short to intermediate term. In addition, the market for labor remains tight in many regions around the country. It remains to be seen how long this condition persists. Furthermore, the automotive and equipment supply chain remains challenged, particularly for the large truck chassis required for specialty equipment. Prices for capital equipment are increasing.

As we contend with these factors, we are encouraged that industry participants increasingly understand that cost pressures are industry wide. Several have addressed those impacts while others are expected to do so as well. Within this context, we remain confident that our scale and financial strength position us well to deliver valuable service to our customers.

Moving to Slide 6. During the quarter organic revenue increased 23.5%. Our top 5 customers combined produced 67.4% of revenue, increasing 26.6% organically. Demand increased from 3 of our top 5 customers. All other customers increased 17.4% organically.

AT&T was our largest customer at 26.3% of total revenue, or $255.9 million. AT&T grew 44.2% organically. This was our sixth consecutive quarter of organic growth with AT&T. Lumen was our second largest customer at 13.1% of revenue, or $127.6 million. Lumen grew organically 33.7%. This was our second quarter of organic growth with Lumen. Revenue from Comcast was $111.8 million, or 11.5% of revenue. Comcast was Dycom’s third largest customer. Verizon was our fourth largest customer at $80.8 million, or 8.3% of revenue. And finally, revenue from Frontier was $78.7 million, or 8.1% of revenue. Frontier grew 147.0% organically.

This is the first quarter since April of 2017 where our top five customers grew organically in excess of 25% and the fourteenth consecutive quarter where all of our other customers in aggregate, excluding the top five customers, have grown organically. Of note, fiber construction revenue from electric utilities was $79.8 million in the quarter and increased organically 54.4% year over year.

We have extended our geographic reach and expanded our program management and network planning services. In fact, over the last several years we believe we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of gigabit wireline direct and wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Now Going to Slide 7. Backlog at the end of the second quarter was $6.028 billion vs. $5.593 billion at the end of the April 2022 quarter, an increase of $435 million. Of this backlog, approximately $3.111 billion is expected to be completed in the next 12 months. Backlog activity during the second quarter reflects solid performance as we booked new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers.

During the quarter we received, from Lumen, fiber construction agreements in Washington, Oregon, Arizona, Colorado and Minnesota. For Brightspeed, fiber construction agreements for Pennsylvania, New Jersey, Virginia and North Carolina. From Verizon, a construction and maintenance agreement in Pennsylvania. For Frontier, construction and maintenance and fiber construction agreements in California, Ohio and Pennsylvania. And from Conexon, a rural fiber construction agreement in Louisiana. Headcount was 14,951.

Now I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Thanks, Steve, and good morning, everyone. Going to Slide 8. Contract revenues were $972.3 million and organic revenue increased 23.5%. Adjusted EBITDA was $104.7 million, or 10.8 % of revenue, compared to $73.8 million, or 9.4% of revenue. This reflects an improvement of 140 bps compared to Q2 of last year. Gross margin was 17.9% of revenue and increased 63 bps. Improved operating performance of 122 bps of gross margin was partially offset by 59 bps of higher fuel costs. G&A expense of 7.5% decreased from 8.2% of revenue in Q2-22 from improved operating leverage at the higher level of revenue and tight management of costs.

Net income was $1.46 per share compared to $0.59 per share in Q2 last year. This increase reflects higher Adjusted EBITDA, lower depreciation and amortization, and higher gains on asset sales, partially offset by higher stock-based compensation and interest expense.

Going to Slide 9. Our financial position and balance sheet remains strong. We ended the quarter with $500.0 million of Senior Notes, $341.25 million of Term Loan, and no revolver borrowings. Cash and equivalents were $120.3 million and liquidity was solid at $366.3 million. Our capital allocation prioritizes organic growth, followed by opportunistic share repurchases and M&A, within the context of our historical range of net leverage.

Going to Slide 10. Cash flow used for operating activities was $12.0 million to fund the sequential growth in operations. Capital expenditures were $39.1 million, net of disposal proceeds, and gross CapEx was $42.5 million. During Q2 we repurchased 104,000 shares of our common stock for $10.0 million. The combined DSOs of accounts receivable and net contract assets was 107 days, a sequential increase of 2 days.

Going to Slide 11. As we look ahead to the quarter ending October 29, 2022, the Company expects contract revenues to increase low- to mid-teens as a percentage of contract revenues as compared to the quarter ended October 30, 2021. And we expect Non-GAAP Adjusted EBITDA percentage of contract revenues to increase modestly compared to Q3 of last year. We also expect $10.8 million of interest expense reflecting higher market interest rates, a 26.5% effective income tax rate, and 30.0 million diluted shares.

For Q4 ending in January 2023, we expect the growth rate of contract revenues to moderate for normal seasonal winter impacts compared to the October quarter. Each year, our January quarterly results are impacted by seasonality including inclement weather, fewer available workdays due to the holidays, reduced daylight work hours as well as the restart of calendar payroll taxes. These and other factors may have a pronounced impact on our actual results for the January quarter.

Now, I will turn the call back to Steve.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Thanks Drew. Moving to Slide 12. This quarter we experienced solid activity and capitalized on our significant strengths. First and foremost, we maintain significant customer presence throughout our markets. We are encouraged by the breadth in our business. Our extensive market presence has allowed us to be at the forefront of evolving industry opportunities.

Telephone companies are deploying Fiber to the Home to enable gigabit high speed connections. Increasingly, rural electric utilities are doing the same. Dramatically increased speeds to consumers are being provisioned and consumer data usage is growing, particularly upstream.

Wireless construction activity in support of newly available spectrum bands is increasing this year.

Federal and state support for rural deployments of communications networks is dramatically increasing in scale and duration.

Cable operators are deploying fiber to small and medium businesses and enterprises. A portion of these deployments are in anticipation of the customer sales process. Deployments to expand capacity as well as new build opportunities are underway.

Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business.

As our nation and industry navigate some increased economic uncertainty, we remain encouraged that a growing number of our customers are committed to multi-year capital spending initiatives. We are confident in our strategies, the prospects for our company, the capabilities of our dedicated employees, and the experience of our management team.

Now operator we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator
Thank you. [Operator Instructions] Our first question comes from Rygiel with B. Riley Financial. Your line is open.

Alex Rygiel
Analyst, B Riley Securities, Inc.
Thank you. Good morning, Steve.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Hey Alex.

Alex Rygiel
Analyst, B Riley Securities, Inc.
Couple questions here. First, can you address labor inflation in its biggest and broadest sense, understanding that you've probably felt a little bit of it here in the first and the second quarter. But how do you think about that, address it sort of in your guidance and looking ahead?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Yes. So Alex, I think we first raised the issue around what we were seeing in the marketplace a year ago or maybe even a little more. And we highlighted the fact that we saw labor cost issues around new hires, around some semi-skilled positions. It does cost more to get folks in the door, into our training programs and to positions that we had opened in those areas. I think that continues. We're working hard to bring more people in. But I think the market is tight and cost, particularly in those areas, are certainly higher.

So more broadly, if we look ahead, and this is not the first time we've ever seen this, but what's important right now is to think about what the cost of labor is going to be going forward to make sure that we're set up with the customers in a way that we are able to deliver the valuable resources that they need. And this one is tight. It's a tight -- unemployment is low, but that's really the way we're thinking about it.

Alex Rygiel
Analyst, B Riley Securities, Inc.
That is helpful. And then, obviously, there's been plenty of talk as to whether or not we're in an economic recession or not. First, do you see this developing in your business at all? And second, how have your customers reacted to a recession in the past? And how might they react? Or how might that impact your business in the future given a lot of different sort of funding sources and different dynamics with your cost structure?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Sure. So Alex, in terms of the near-term indicators that we look at, we're not seeing signs of a recession in the business. Obviously, when we were able to grow sequentially, our revenue, $95 million from the April quarter, we're clearly seeing lots of opportunity out there. With respect to if there is a recession that we don't currently see, I think what's always been important for us is we work for big customers that have large, well-established businesses.

They have balance sheet capacity. And in this instance, the programs that we're working now are very strategic for their ability to grow their own businesses into the future. And so there's never any guarantee how any individual economic cycle will play out. But I think we always take comfort from we work for good, well-resourced customers and for which what we're doing for them is strategic. And that's, I think, the way we look at it.

Alex Rygiel
Analyst, B Riley Securities, Inc.

Very helpful, nice quarter. Thank you.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Thank you.

Operator
Thank you. One moment for our next question. And our next question comes from the line of Steven Fisher with UBS. Your line is now open.

Steven Fisher
Analyst, UBS Securities LLC
Great, thanks. Good morning and sorry for the background noise here.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Good morning.

Steven Fisher
Analyst, UBS Securities LLC
I think your margins historically are down a little bit sequentially from Q2 to Q3. So I'm wondering if there's anything different that you're expecting this year, given that it's a little bit of an unusual year with maybe some of the timing of the costs and the pass-through trends and getting relief on that. So I guess, Q3 down sequentially on margins or as it typically would be or can it be different this year?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Steve, this is Drew. Thanks for the question. So I think as you'll see in the outlook that we provided, within the range of expectations is both revenue and EBITDA margin percentage kind of in line with Q2.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Yes. I don't -- we don't see anything in particular right now in the marketplace that would indicate any pressure there. Once again, no guarantees. We're encouraged with the cost of fuel through the month of August. But again, it's too early to see exactly how that plays out for the entire quarter.

Steven Fisher
Analyst, UBS Securities LLC
Okay, thanks. And then just a follow-up. I mean you made reference to industry participants increasingly understanding the cost pressures and others are expected to follow on that. Can you maybe just give us some sense of what percentage of your customers you have relief from and then maybe the timing of when others could accept that as well? I mean you kind of nailed the headwind for the quarter on the fuel increase despite everything moving around. So I'm just curious how sort of this next round of relief will come through.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Yes. Steve, I don't think -- we're not going to talk specifically to kind of individual programs or customers, but I would say that we were encouraged that a number of the major customers have acknowledged that there are cost pressures in the business that we -- they were able to address with us. There are varying ways that happened during the quarter. But I think I would also point to it's just broadly recognized across all industry participants that those cost pressures are there. There's lots of demand in the industry. And that working together, we can minimize those cost pressures, but our economics and the economics that we have for employees and subcontractors have to reflect market realities given what's going on in the industry.

Steven Fisher
Analyst, UBS Securities LLC
Okay. But you do expect incremental relief in the third quarter relative to the second quarter?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
I mean, Steve, we're not going to get down to tying it down to a quarter. I mean if it came in the day after the quarter, that would be fine too. It's just that there's an acknowledgment by everybody in the marketplace that as we continue to grow capacity and remember, if you take the first 2 quarters together and annualize those, we're growing a big business. I mean organic revenue was up over $330 million in the first half of the year. And in order to grow that capacity and make sure we can deliver, we just got to make sure we get the economics right.

Steven Fisher
Analyst, UBS Securities LLC
Terrific. Thank you very much.

Operator
Thank you. One moment for our next question please. And our next question comes from Sean Eastman with KeyBanc. Your line is now open.

Sean Eastman
Analyst, KeyBanc Capital Markets, Inc.
Hi Steve and Drew. Thanks for taking my questions. So this is kind of just a segue from that last comment, Steve. I mean how was the 22% organic growth in the first half on 4% headcount growth achievable? It looks like headcount actually went down from 1Q to 2Q. So how should we think about that? How is that possible? And how should we think about that dynamic on a go forward?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Yes. Sean, I think when you consider headcount, it fluctuates from quarter-to-quarter. It can reflect movement from program to program, from region of the country to region of the country that can influence what we choose to self-perform versus subcontract. So I think in any given quarter, it's hard to read a whole lot into it. We're always working on back-office efficiencies and better field productivity, so that factors into it over time. And then obviously, in this case, we were able to bring on more productive resources from subcontractors, and we were able to get more work done with the people that we have. So at that level of fluctuation, not from our perspective, not a lot to read into it.

Sean Eastman
Analyst, KeyBanc Capital Markets, Inc.
Okay. Okay. Fair enough. And just coming back to the comments about the customer base, recognizing the cost pressures. So it sounds like everybody has recognized the cost pressures, but what proportion of the customer base would you say has already addressed -- actually addressed the cost pressures with contractors at this point? And in light of that, broad-based recognition of higher costs, have you seen any evidence that, that's resulting in any throttle back in build plans?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
So again, Sean, like as we discussed with Steve, a number of the major customers have addressed the issue, not only with us but with the industry, that's on -- what we know. We're not going to quantify that for you because we think that's a long-term positive, but we can't -- we're not going to sit there and do it quarter-to-quarter. But it's encouraging. And then I think there were a number of comments on earnings calls or other industry presentations where customers have acknowledged that there is some cost pressures.

But when you think about that these are long-term assets, that they're being very successful in getting folks to buy the service, that based on their own comments there was nothing that was affecting their long-term plans. I'm sure they're like everybody else. They’d like it to be less. We’d probably like our cost to be less, but it doesn't seem to be impacting the plans as they -- their plans as they've discussed them with investors.

Sean Eastman
Analyst, KeyBanc Capital Markets, Inc.
Okay. Got it. Thanks for that. I'm going to sneak in one more, just on the rural side. It seems like we're sort of in a holding pattern, waiting for these maps to be produced by the FCC. I'm wondering if you could just help frame for us what rural broadband activity can ramp without these maps, sort of what we're going to have to wait for the maps for? Any help on that dynamic, that would be helpful.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
So Sean, a couple of things. It's a good question. So one, we were encouraged in the quarter that with our fiber deployments for electric utilities, we did just less than $80 million. I think that was up over 54% organically year-over-year. So it's still -- it's a dynamic market. I think one of the things, as folks focus on the Infrastructure Act that they missed is that there was substantial amounts of money under prior COVID stimulus programs that were released to the states as well as state fundings out of their own general budgets.

We keep score on that. We think it's north of $15 billion that's already underway through the state mechanism. And then, of course, the RDOF Phase 1 release was also not contingent necessarily on release to the maps. So what would have been a -- in any other period, would have been a huge amount of state and RDOF money is out there, but is going to be followed as these maps get finalized by federal money. So we're seeing lots of state-funded activity right now in a number of states around the country that is not contingent on the maps.

Sean Eastman
Analyst, KeyBanc Capital Markets, Inc.
Very helpful. Thanks, Steve.

Operator
Thank you. Our next question comes from the line of Brent Thielman with D.A. Davidson. Your line is now open.

Brent Thielman
Analyst, D.A. Davidson & Co.
Hey, thanks. Good morning, Steve and Drew.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Hey, good morning Brent.

Brent Thielman
Analyst, D.A. Davidson & Co.
Steve, I imagine a lot of these programs are still in the early phases of deployment. And so there's a buildup component still occurring where maybe you're still offering a lot of procurement-related activities and so forth. Is there a way for us to think about that versus the activities or services you're actually doing in the field where I assume you're earning much higher margins? Is the mix of those services abnormal relative to history?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
So Brent, at least in the way we do procurement in those programs where we're providing the actual materials, as we acquire them, they go into inventory, they get released out of inventory when we provide the service. So I'm not sure that I'm following the question. We recognize the margin on those items as well as the services margin at the same time. I mean, Drew, anything to add?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Yes, that's correct.

Brent Thielman
Analyst, D.A. Davidson & Co.
Okay. And then when we look at a couple of these sort of historically larger customers for you in the top 5 that are seeing lower revenue levels year-on-year, is that a function of their spending initiatives today or you're sort of reallocating resources to others that frankly, value you more?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Yes. I think it's primarily the former, Brent. I think it's well known in the industry that the One Fiber program for Verizon, it is, based on their discussions with investors at conferences, on their earnings call, is coming down. We certainly are reflecting that in our revenues, although as we highlighted in the comments, we did pick up a new state for them. So that's helpful to offset some of that. And then as we've talked about broadly in the cable industry, they're taking a more technical approach to upgrading capacity, plus construction-related and we're happy to perform that service. We want to make sure that whatever we commit to, we can deliver, but happy to do that.

Brent Thielman
Analyst, D.A. Davidson & Co.
Okay. Thanks, guys.

Operator
Thank you. One moment for our next question. Our next question comes from Eric Luebchow with Wells Fargo. Your line is now open.

Eric Luebchow
Analyst, Wells Fargo Securities, LLC
Great. Thanks for taking the question. Steve, you made a comment about wireless capital spending increasing this year, and it still seems like a lot of mid-band spectrum upgrades are still ahead of us. So perhaps you can talk about the contribution in the quarter, perhaps where that could go this year or next year? And is that still mostly coming from your largest customer, AT&T, are you seeing more diversified opportunities from the other operators like a Verizon, DISH or T-Mobile?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Sure. So Eric, revenue in the quarter was a little more than 6% wireless. It actually grew 20%, a little over 20% year-over-year. I think that's the first time we've had sequential growth there in quite a while. So we were encouraged as these new spectrum bands begin to be deployed that we have some good opportunities there. We have grown our footprint somewhat. That's always helpful. We are still primarily focused on our largest customer, but we certainly do work for others and a number, particularly one, and we expect that to grow also. So I think we're just generally encouraged coming out of this year into next year on wireless.

Eric Luebchow
Analyst, Wells Fargo Securities, LLC
Yes. Fair enough. Also, I just wanted to ask, one of your top customers was issued a cease and desist order in Connecticut for underground fiber construction. And I know you typically don't want to comment on specific customers, but just wondering what if any impact that might have had on growth for that customer either in the quarter or anything that changes the outlook from that geography?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Yes, Eric, I'd just say that we're aware of it. The customer is handling the situation, it is reflected in our guidance, and we really don't have anything to add beyond that.

Eric Luebchow
Analyst, Wells Fargo Securities, LLC
Yes. Fair enough. And then just one more for me, Steve. Obviously, the BEAD infrastructure build that you touched on earlier, is kind of a big topic of discussion. So once the maps are completed, it gets allocated to the states, it seems like funding may not flow until '23 or '24. But what's your kind of best sense on timing from that program and when you could see construction activities actually commence, would you expect some of the private capital to come in ahead of the subsidy funding based on kind of past precedent with these programs?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Yes. I think overall, Eric, look, we're not experts on the mapping process and getting it through bureaucracy. So we read what everybody else reads. We think that there are certainly some opportunities as the maps come out into '23. I think what you've highlighted, though, is that the private capital who is confident that they will be able to get help from the program may very well be reorienting their programs to new geographies based on the prospect of that additional funding source.

And I do think that, that certainly is a strong possibility. Just like we saw on the RDOF, there certainly were a number of market participants who were confident that they would eventually receive their fair share of the RDOF that we're able to use other funding sources to begin early and before that funding was to begin. So I just think it's kind of an overall change in the market equilibrium that says rural is a place where people expect to have good returns from a combination of their capital -- private capital as well as government support. And I don't think people are going to wait until the first dollar comes in to act on that.

Eric Luebchow
Analyst, Wells Fargo Securities, LLC
Fair enough. Thanks for taking the questions, Steve.

Operator
Thank you. One moment for our next question. Our next question comes from Adam Thalhimer with Thompson Davis. Your line is now open.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.
Hey good morning Steve and Drew. Nice quarter.

Steven E. Nielsen

President, Chief Executive Officer & Director, Dycom Industries, Inc.
Good morning Adam.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.
First question, how do we think about margins going forward? You did a little better than you expected in Q2 despite some inflation headwinds. Is the Q2 results something you can build off of?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Adam, we've had a long expressed view that when we have broadly distributed growth, when we have robust industry opportunities that we can grow margins from where they are now to be in excess of where they have been on a long-term historical average basis. And I think we're encouraged that as we work together with our customers that we think that we can achieve that so long as we continue to deliver good service and create value for the customer.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.
And the customers that you worked together with kind of over the last 3 months, does that benefit you in the second quarter? Or is that benefit still on the comp?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
There were certainly some impacts in the quarter. But obviously, as we talked about it in May, we didn't reference it. So I would say it happened more towards the latter part of the quarter than the beginning.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.
Makes sense. And then I just wanted to try to understand your comment about the normal seasonal growth deceleration in Q4. So you're guiding to kind of low teens growth in Q3. Does that imply something in the kind of high single-digit year-over-year growth range for Q4?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
We're not providing guidance, Adam, for the fourth quarter. But what we did want to highlight is it's not unusual in a year where you've had lots of growth, everybody has been really busy that at the end of the calendar year and perhaps at the beginning of the next, if things are somewhat slower. As I know, you're aware, you followed the company a long time. Our fourth quarter, the January quarter isn't all that predictive of how the subsequent year goes because of all the seasonal effects that we talked about. So that's the purpose of the comment.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.
Okay. Thanks, guys.

Operator
Thank you. One moment for our next question. And our next question comes from Noelle Dilts with Stifel. Your line is now open.

Noelle Dilts
Analyst, Stifel, Nicolaus & Company, Inc.
Hi and congrats on the nice quarter. Just wanted to ask a question on Google. I recognize that there are a lot of layers now to the customer -- in terms of customer spending. But we did just see Google announce 5 states. Could you speak to just how we should think about that opportunity, your historical positioning there? And when we go back years to when you were doing more work with a large customer that I believe to be Google, a lot of that work seemed to be aerial, and it was nice margin work. So any thoughts on just generally how we should be thinking about that opportunity? Thanks.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Yes, Noelle. I don't think we're going to have any comments specific to Google or to the mix of work for any individual customer. I think what we would say is that their commitment to resume the expansion of their network deployment into new markets is reflective of the robust environment that we see in the industry. I mean there's a lot going on. There's a number of new entrants. It seems like maybe not every day, but every week, there's a new private equity investment of some size into a network operator. And so I just think that is what certainly they talked about in the article that I read about the -- that they've been successful, and so they're going to expand.

Noelle Dilts
Analyst, Stifel, Nicolaus & Company, Inc.
Okay. Got it. And then just in terms of -- obviously, this has been discussed quite a bit in terms of progress on pricing with customers. Just curious, there tends to be, I believe, a bit of a concentration in terms of MSA renewals and reopenings toward the end of the year. Just curious if that's sort of still the case that there is a bit of a concentration around reopenings at -- around year-end? And are any of these repricing sort of formulaic or tied to some sort of inflationary metric? Just curious how we should think about that. Thank you.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
So Noelle, so I think there's really 2 questions there. Certainly, there are contracts that are under renewal processes all the time. I'd not say that we've got it quarter-by-quarter, but there are certainly some customers that are calendar year. And so as you work through the renewal of the new agreement, obviously, you have to contemplate the current costs to provide the service. There are others that before the formal term is renewed, do have annual escalators. Some of those are formulaic. Others are such that we propose and have the (inaudible) customer, but they certainly do have some opportunity there.

And then there are other situations where based on new opportunities or an ability to help out perhaps in a new geography that when we do that, we reflect the current costs and what we think the future holds for those costs when we work out an arrangement. New opportunities or an ability to help out perhaps in a new geography that when we do that, we reflect the current costs and what we think the future holds for those costs when we work out an arrangement on those opportunities.

Noelle Dilts
Analyst, Stifel, Nicolaus & Company, Inc.
Got it. Thank you.

Operator
Thank you. And I'm currently showing no further questions at this time. I'd like to hand the conference back over to Mr. Steven Nielsen for closing comments.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.
Well, we thank everybody for your time and attention today, and we look forward to speaking to you the week of Thanksgiving.

Operator
Ladies and gentlemen, thank you for your participation in today's conference. You may now disconnect. Everyone, have a wonderful day.